SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 6, 2005

METRO ONE TELECOMMUNICATIONS, INC.
(Exact name of Registrant as specified in its charter)

Oregon	0-27024	93-0995165
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

11220 Murray Scholls Place
Beaverton, Oregon  97007
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (503) 643-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

On December 6, 2005, Metro One Telecommunications Inc. (the “Company”) entered into a Separation and Consulting Agreement (the “Consulting Agreement”) with Timothy A. Timmins, which is intended to document the terms of his departure from the Company.  Previously, on October 7, 2005, the Company announced the departure of Mr. Timmins as president, chief executive officer and a director of the Company.

Mr. Timmins is to receive a one time payment of $175,000 seven days after execution of the Consulting Agreement and semi-monthly payments of $2,777.77 for 18 months commencing December 5, 2005.  Under the Consulting Agreement, the vesting is accelerated in full for Mr. Timmins’ options to purchase 87,500 shares of the Company’s common stock and the termination date is extended until September 30, 2009 for his options to purchase 225,001 shares of the Company’s common stock, subject to earlier termination under certain circumstances as provided in the option plan.  All of these options are out-of-the-money.  The Consulting Agreement also requires Mr. Timmins to perform certain consulting services for the Company through April 4, 2007.

The foregoing description is subject to, and qualified in its entirety by, the Consulting Agreement, which is attached hereto as Exhibit 10.1.

Item 9.01               Financial Statements and Exhibits

(c)           Exhibits.

Exhibit No.	Description

10.1	Separation and Consulting Agreement between Timothy A. Timmins and the Registrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 12, 2005		METRO ONE TELECOMMUNICATIONS, INC.

	By:	/s/ Duane C. Fromhart
Duane C. Fromhart
Chief Financial Officer